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                            CUSTODIAN SERVICES AGREEMENT
                                AMENDMENT NUMBER TWO

          THIS AGREEMENT is made as of the 1st day of December, 1993 by and between DIMENSIONAL INVESTMENT GROUP INC., formerly "DFA U.S. Large Cap Portfolio Inc.", a Maryland corporation (the "Fund"), and PNC BANK, N.A., formerly "Provident National Bank" ("PNC").

                               W I T N E S S E T H :

          WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and
          WHEREAS, the Fund has retained PNC to provide certain custodian services pursuant to a Custodian Agreement dated as of July 12, 1991 and amended on May 3, 1993 (the "Agreement") which, as of the date hereof, is in full force and effect; and

          WHEREAS, PNC presently provides such services to the Portfolio of the Fund that was in existence on May 3, 1993; and

          WHEREAS, the Fund has since organized one new Portfolio, designated "The DFA International Value Portfolio" (the "New Portfolio"), and the parties hereto desire that PNC shall provide the New Portfolio with the same services that PNC provides to the other Portfolio of the Fund pursuant to the Agreement; and

          WHEREAS, Section 28 of the Agreement provides that the

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Agreement may be amended as agreed to in writing by PNC and the Fund.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

          1.   The Fund has delivered to PNC copies of:

               (a) Post-Effective Amendment Number 3 of the registration statement of the Fund, as effective with the U. S. Securities and Exchange Commission on December 1, 1993, wherein the New Portfolio is described;

               (b) The exhibits to such post-effective amendment consisting of Articles Supplementary to the Articles of Incorporation, amended By-Laws and the form of administration agreement, all of which pertain to the New Portfolio;

               (c) Amendment Number Two dated December 1, 1993 of the Transfer Agency Agreement between PFPC Inc. and the Fund dated as of July 12, 1991; and

               (d) Amendment Number Two dated December 1, 1993 of the Administration and Accounting Services Agreement between PFPC Inc. and the Fund dated as of July 12, 1991.

          2.   The Agreement hereby is amended effective December 1, 1993 by:

               (a) adding the following sentence immediately after the third sentence of Section I therein, "As of December 1, 1993,


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the Fund delivered to PFPC a Prospectus dated December 1, 1993 wherein a new class of Fund shares designated the "The DFA International Value Portfolio" is described and the parties agree that the terms of this Agreement shall apply to the two Portfolios described in such Prospectus.";

               (b) adding the following words, "and as amended December 1, 1993" after the words, "as amended May 3, 1993" in Section 2(i);

               (c) deleting the following words, "May 3, 1993" and inserting in lieu thereof the words, "December 1, 1993" in Section 5(a)(v); and

               (d) adding a new sentence immediately following the third sentence of Section 25 as follows: "The foregoing provisions of this Section 25 notwithstanding, this Agreement with respect to The DFA International Value Portfolio may be terminated by either party upon not less than 180 days prior written notice to the other party."

          3. The Fee Schedules of PFPC applicable to the New Portfolio shall be as agreed in writing from time to time.

          4. In all other respects the Agreement shall remain unchanged and in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number One to the Agreement to be executed by their


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duly authorized officers designated below on the day and year first above written.


                                   DIMENSIONAL INVESTMENT GROUP INC.



                                   By: /s/ Irene R. Diamant, VP
                                      --------------------------------



                                   PNC BANK, N.A.



                                   By: /s/ Joseph Gramlich
                                      --------------------------------


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